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                                                                     EXHIBIT 10g

BUSINESS PROPERTY LEASE

THIS LEASE is entered into this ________ day of August, 1997 between Richard
H. Craig, Jr. Landlord, and Global Election Systems, a Texas Corporation,
Tenant.

1. PREMISES. Landlord leases to Tenant the real property located at 405 North 115th Street, Suites 6,7,8 & 9, located on the second floor (the "Premises"), containing approximately 610 square feet of area, on the following terms and conditions.

2. TERM. This Lease shall be for a term of two (2) years, beginning on the 1st day of September, 1997, and ending on the 31st day of August, 1999, unless terminated earlier as provided in this Lease.

         If for any reason the Premises is delivered to Tenant on any date before or after the term commencement date, rental for the period between the date of possession and the term commencement date shall be adjusted on a pro rata basis. Such earlier or later taking of possession shall not change the termination date of this Lease. This Lease shall not be void or voidable in the event of a late delivery by Landlord, nor shall Landlord be liable to Tenant for any resulting loss or damage.

3. USE OF PREMISES. The Premises are leased to Tenant, and are to be used by Tenant, for the purposes of general office use and for no other purpose. Tenant agrees to use the Premises in such a manner as to not interfere with the rights of other tenants in the Real Estate, to comply with all applicable governmental law, ordinances, and regulations in connection with its use of the Premises, including without limitation all environmental laws, to keep the Premises in a clean and sanitary conditions, and to use all reasonable precaution to prevent waste, damage, or injury to the Premises.

4. RENT.

         (a) Base Rent. The total Base Rent under this Lease is nine thousand five hundred ninety-six & 40/100's Dollars ($ 9,596.00 ). Tenant agrees to pay rent to Landlord at 4133 South 89th Street, Omaha, NE 68127 or at any other place Landlord may designate in writing, in lawful money of the United States, in monthly installments in advance on the first day of each month, as follows:

     For the period from       September 1      *     1997     *  to       August 31    *     1998     *  $  393.95       per month
                          --------------------      --------              -----------       --------      -----------
     For the period from       September 1      *     1998     *  to       August 31    *     1999     *  $  405.75       per month
                          --------------------      --------              -----------       --------      -----------
     For the period from                        *              *  to                    *              *  $               per month
                          --------------------      --------              -----------       --------      -----------
     For the period from                        *              *  to                    *              *  $               per month
                          --------------------      --------              -----------       --------      -----------
     For the period from                        *              *  to                    *              *  $               per month
                          --------------------      --------              -----------       --------      -----------
     For the period from                        *              *  to                    *              *  $               per month
                          --------------------      --------              -----------       --------      -----------

         (b) Operating Expenses. In addition to the Base Rent, Tenant shall pay a pro rata share of operating expenses of the real estate of which the Premises are part, parking areas, and grounds ("Real Estate"). "Operating expenses" shall mean all costs of maintaining and operating the Real Estate, including but not limited to all taxes and special assessments levied upon the Real Estate, fixtures, and personal property used by Landlord at the Real Estate, all insurance costs, all costs of labor, material and supplies for maintenance, repair, replacement, and operating of the Real Estate, including but not limited to line painting, lighting, snow removal, landscaping, cleaning, depreciation of machinery and equipment used in such maintenance, repair and replacement, and management costs, including Real Estate superintendents. Operating Expenses shall not include property additions and capital improvements to the real estate, alterations made for specific tenants, depreciation of the Real Estate, debt service on long term debt or income taxes paid by Landlord.

         "Tenant's pro rata share" shall mean the percentage determined by dividing the square feet of the Premises as shown in Paragraph 1, by (4,800/610
- 127) 12.7% square feet.

         Tenant's pro rata share of the Operating Expenses shall be determined on an annual basis for each calendar year ending on December 31 and shall be pro rated for the number of months Tenant occupied the Premises if Tenant did not occupy the Premises the full year. Tenant shall pay ninety-nine & 13/100's Dollars ($ 99.13) per month, on the first of each month in advance with rent for Tenant's estimated pro rata share of the Operating Expenses. Landlord may change this amount at any time upon written notice to Tenant. At the end of each year, an analysis of the total year's Operating Expenses shall be presented to Tenant and Tenant shall pay the amount, if any, by which the Tenant's pro rata share of the Operating Expenses for the year exceeded the amount of the estimated Operating Expenses paid by Tenant shall be paid by Tenant to Landlord within thirty (30) days after Tenant's receipt of the statement. In the event this Lease terminates at any time other than the last day of the year, the excess Operating Expenses shall be determined as of the date of termination. If Tenant's payments of estimated Operating Expenses exceed the amount due Landlord for that calendar year, Landlord shall, at its option, provided Tenant is not then in default under this Lease, apply the excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the terms of this Lease has already expired, in either case without interest to Tenant.

         (c ) Payment of Rent. Tenant agrees to pay the Base Rent as and when due, together with Tenant's share of the Operating Expenses and all other amounts required to be paid by Tenant under this Lease. In the event of nonpayment of any amounts due under this Lease, whether or not designated as rent, Landlord shall have all the rights and remedies provided in this Lease or by law for failure to pay rent.

         (d) Late Charge. If the Tenant fails to pay the Base Rent together with the Tenant's share of the Operating Expenses and all other amounts required to be paid by Tenant under this Lease, on or before the fifth day after such payments are due, Tenant agrees to pay Landlord a late charge of $40.00.

         (e) Security Deposit. As partial consideration for the execution of this Lease, the Tenant has delivered to landlord for Landlord's use and possession the sum of $ 393.95 as a Security Deposit. The Security Deposit will be returned to Tenant at the expiration of this Lease if Tenant has fully complied with all covenants and conditions of this Lease.

5. SERVICES. Landlord shall furnish common area maintenance, snow removal, building maintenance, building insurance, restroom (excluding supplies) and utilities to the Premises during normal business hours, and at such other times as Landlord may deem necessary or desirable, in the manner customary to the Real Estate. Landlord shall have the right to discontinue any service during any period for which rent is not promptly paid by Tenant. Landlord shall not be liable for damages, nor shall the rental be abated, for failure to furnish, or delay in furnishing, any service when failure to furnish, or delay in furnishing, is occasioned in whole or in part by needful repairs, renewals, or improvements, or by any strike or labor controversy, or by any accident or casualty whatsoever, or by any unauthorized act or default of any employee of Landlord, or for any other cause of causes beyond the control of landlord. Tenant shall pay when due, all water, gas, electricity, sewer use fees, incurred at or chargeable to the Premises. See Section 26, Other Provisions.